                                                                    EXHIBIT 99.2

                                 CERTIFICATIONS

Each of the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, in her capacity as an officer of SPACEHAB, Incorporated ("SPACEHAB"), that, to the best of her knowledge, the Quarterly Report of SPACEHAB on Form 10-Q for the period ended March 31, 2003, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operation of SPACEHAB.

Date: May 14, 2003



                                                /s/ Julia A. Pulzone
                                                --------------------------------
                                                Julia A. Pulzone
                                                Senior Vice President of Finance
                                                and Chief Financial Officer






A signed original of this written statement required by Section 906 has been provided to SPACEHAB, INC. and will be retained by SPACEHAB, INC. and furnished to the Securities and Exchange Commission or its staff upon request.